Exhibit 10.4

EQUITY TRANSFER AGREEMENT

This Equity Transfer Agreement (the "Agreement") is made as of  May 1, 2007 by the following parties:

Abgenom, Inc., (after referred as the "Seller") is a company duly incorporated under the laws of California with its principal address at: 26291 Production Ave., #10, Hayward, California 94545.

Hereinafter referred as "Seller";

and

American Centrality Group, Inc., (after referred as the "Purchaser"), is a US company organized under the laws of the State of Nevada with its principal address at: 6017 Snell Ave. #338, San Jose, CA 95123.

Collectively, the "Parties"; individually, a "Party".

RECITALS

WHEREAS, the Seller desire to sell its one hundred percent (100%) equity interests to the Purchaser; and the Purchaser desires to purchase the Equity Interest from the Seller;

THEREFORE, the parties agree as follows:

ARTICLE 1
PURCHASE AND SALE OF EQUITY SHARES

The Purchaser will purchase from the Seller, and the Seller will sell to the Purchaser, free and clear of any and all liens, pledges, mortgages, security interests or other encumbrances, 100% of the equity shares held by the Seller in consideration of the payment (the "Purchase Price") by the Purchaser in the amount of five million shares, which will be distributed among the share holders of the Abgenom, Inc. (see attached table for the shares distribution).

ARTICLE 2

CLOSING

For purposes of this Agreement. the term "Closing" means the time at which the transactions contemplated by this Agreement will be consummated. The Closing will occur on  May 1, 2007.  The Closing will take place at such place as shall be mutually agreed by the Parties.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

Section 3.1 Legal, Valid and Binding Obligation.

The Seller:

(1)    possesses full power and authority to enter into this Agreement and to perform its obligations hereunder;

(2)    has retained no broker or other similar agent in connection with the Transfer and no brokers' fees are or will be due or payable on account of the transactions contemplated in this Agreement.

Section 3.2 Invested Capital.

All the invested capital of the COMPANY due by the Seller has been paid up in accordance with the articles of association of the COMPANY.

Section 3.3 Seller' Interest.

The Seller have exclusive legal right and title to the Equity Interest, free from all Security Interest (as defined below), such as liens, charges and other encumbrances, and all claims of any creditor, whether or not such claims are derived from legally binding agreements to which the Seller is a party or from legally enforceable court judgments or arbitration awards, and upon the Transfer, as contemplated herein, the Purchaser will have full right and title with respect to the Equity Interest, free from any Security Interest, such as liens, charges and other encumbrances, and any claims from any creditors. For purposes of this Agreement and with respect to the Equity Interest, "Security Interest" means any mortgage, deed of trust, pledge and any other right of arrangement with, any creditor to have its claim satisfied out of any such Equity Interest.

                                          ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents warrants and agrees as follows:

Section 4.1 Legal, Valid and Binding Obligation.

The Purchaser.

(1)

is a duly organized and validly existing independent legal entity in the State of Nevada of USA and has the full power and right to conduct its business in accordance with its business license, articles of incorporation, articles of association or similar organizational documents;

(2)

possesses full power and authority to enter into this Agreement and to perform its obligations hereunder;

(3)

has fully authorized its representative whose signature and the relevant power of attorney are affixed hereto to sign this Agreement and to bind it thereby;

(4)

has retained no broker or other similar agent in connection with the Transfer and no brokers' fees are or will be due or payable on account of the transactions contemplated in this Agreement.

Section 4.2 No Conflicts.

The execution, delivery and performance of this Agreement and any related agreements by the Purchaser will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the constituent documents, (b) any law to which the Purchaser is subject, or (c) any contract to which the Purchaser is a party that is material to the financial condition, results of operations or conduct of the business of the Purchaser.

Section 4.3 Sufficient Funds.

The Purchaser has sufficient funds to meet its respective payment obligations in accordance with the provisions of ARTICLE 1 of this Agreement.

Section 4.4 Board Resolution.

The shareholders meeting and the board of directors of the Purchaser has passed a resolution approving the acquisition of the Equity Interest in accordance with the terms and conditions of this Agreement.

ARTICLE 5
FORCE MAJEURE

Section 5.1

Event of Force Majeure

"Force Majeure" shall mean all events, which were unforeseeable at the time this Agreement is signed, the occurrence and consequences of which cannot be avoided or overcome, and which arise after this Agreement is signed and prevent total or partial performance by any Party. Such events shall include earthquakes, typhoons, flood, fire, war, failures of international or domestic transportation, acts of government or public agencies, epidemics, civil disturbances, strikes and any other instances which cannot be foreseen. avoided or overcome.

Section 5.2

Suspension of Performance

If an event of Force Majeure occurs, a Party's obligations under this Agreement affected by such an event shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without assuming the liability of breach of this Agreement.

Section 5.3

Notice of Force Majeure

The Party claiming Force Majeure shall promptly inform the other Party in writing and shall furnish within 15 days thereafter sufficient evidence of the occurrence and duration of such Force Majeure.

Section 5.4

Resolution

In the event of Force Majeure, both Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

ARTICLE 6
APPLICABLE LAW

The formation, validity, interpretation, execution, amendment, and termination of and settlement of disputes under this Agreement shall be governed by the laws of Nevada and California, without regard to principles of conflicts of laws thereunder.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

Abgenom, Inc.

Authorized Representative: /s/ Jun Zheng

Name: Jun Zheng

Title: Director

American Centrality Group, Inc.

Authorized Representative: /s/ Jim Qian

Name: Jim H. Qian

Title: President

Enclosure:

List of Shareholders of Abgenom and their equivalent shaers held in American Centrality Group, Inc. after the merger of the two companies